Exhibit 10.10

Execution Copy

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR TRANSFERRED ABSENT SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE LAWS.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.  HOLDER SHOULD CONTACT THE CHIEF FINANCIAL OFFICER AT IRIDIUM HOLDINGS LLC, 6707 DEMOCRACY BLVD, SUITE 300, BETHESDA, MARYLAND 20817.

IRIDIUM HOLDINGS LLC

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

U.S. $22,900,000	October 24, 2008

FOR VALUE RECEIVED, Iridium Holdings LLC, a Delaware limited liability company (the “Company”), promises to pay to Greenhill & Co. Europe Holdings Limited, an English corporation (“Greenhill”), or its registered assigns, the principal amount of twenty-two million nine hundred thousand dollars (U.S. $22,900,000), on the Maturity Date, together with accrued interest at the Interest Rate (as defined below), such interest to accrue until the unpaid principal balance is paid in full.  All unpaid principal of this Note, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the seventh anniversary of the date hereof (the “Maturity Date”).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note and the Company, by the issuance of this Note, agree:

1.

Definitions.

As used in this Note, the following capitalized terms have the following meanings:

(a)

“Additional Common Units” shall mean all Common Units issued (or, pursuant to Section 8(e), Section 8(h) or Section 8(i), deemed to be issued) by the Company after the Original Issue Date, other than

(i)

Common Units issued (A) pursuant to any bona fide acquisition of assets or operating business by the Company or any bona fide merger or business combination involving the acquisition by the Company of assets or operating business which has been approved by its Board of Directors; provided that any such transaction is at arms-length terms, (B) in connection with any pro rata distribution or split of Common Units in respect of which adjustment has been made pursuant to Section 8(g), (C) to financial institutions or commercial lenders in connection with commercial credit arrangements, equipment financings or similar transactions, or (D) for commercial reasons and not capital-raising reasons, to potential or existing trade partners or service providers providing trade enabling services; provided that the aggregate Fair Market Value, in each case as determined at the time of issuance, of all Common Units issued pursuant to clauses (C) and (D) hereof may not exceed $15 million;

(ii)

up to30,000 Common Units (including any such Common Units which are repurchased) issued pursuant to the Company’s equity incentive plans; and

(iii)

Common Units issued in connection with any event for which adjustment is made pursuant to Section 8(h) hereof.

(b)

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control of such Person.

(c)

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

(d)

“Change of Control” means the acquisition, directly or indirectly, by any Person who as of the date hereof does not control at least 25% of the Common Units, of the beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in the Common Units representing more than 50% of all outstanding Common Units at such time.

(e)

“Class A Units” shall have the meaning set forth in the LLC Agreement.

(f)

“Class B Units” shall have the meaning set forth in the LLC Agreement.

(g)

“Common Units” or “Units” shall mean either (i) Class A Units or Class B Units or (ii) both Class A Units and Class B Units taken together.

(h)

“Conversion Date” shall have the meaning set forth in Section 8(d)(i).

(i)

“Convertible Securities” shall mean any evidences of indebtedness, shares of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Units (other than the Note and the Common Units).

(j)

“Event of Default” has the meaning given in Section 5 hereof.

(k)

“Fair Market Value” as of any date means the fair market value as of such date as determined in good faith by the Board of Directors; provided that if the Holder objects to such determination, the Board of Directors shall retain an independent appraiser of national reputation reasonably satisfactory to the Holder in order to determine such fair market value, and such appraiser’s determination of the fair market value shall be binding hereunder (and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder).

(l)

“Holder” means Greenhill and any other Person or Persons who shall at the time be the registered holder of this Note.

(m)

“Initial Public Offering” means any offering of the common equity securities of the Company (or its successor) to the public which results in net proceeds of at least $100 million pursuant to an effective registration statement under the Securities Act of 1933, as then in effect.

(n)

“Interest Rate” means 0% initially and, six months after the issuance date, 5% per annum.

(o)

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Iridium Holdings LLC.

(p)

“Lien” means with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

(q)

“Note Payment Amount” means, as of any Business Day, with respect to this Note, the aggregate unpaid Principal Amount outstanding plus the aggregate amount of accrued but unpaid interest with respect to the Note.

(r)

“Note Purchase Agreement” means the note purchase agreement among the Company and Greenhill dated as of September 22, 2008.

(s)

“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Units or Convertible Securities.

(t)

“Original Issue Date” shall mean the date of the issuance of this Note.

(u)

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(v)

“Principal Amount” means $22,900,000.

(w)

“Termination Event” shall mean the termination of the Transaction Agreement pursuant to the terms thereof.

(x)

“Transaction Agreement” means the Transaction Agreement dated as of September 22, 2008 among the Company, GHL Acquisition Corp. and certain other parties.

2.

Interest.  Interest shall be calculated on the principal amount and accrue at a rate per annum equal to the Interest Rate, compounded quarterly and computed on the basis of the actual number of days elapsed and a year of 365 days.  Interest will not be paid until the date the Note is repaid or redeemed as provided in Section 3(a) or Section 7, as applicable.

3.

Payment.

(a)

Payment of the Note.  Subject to earlier conversion or repayment thereof pursuant to Section 7 or Section 8 hereof, the outstanding principal and all accrued interest on this Note shall be due and payable in full on the Maturity Date.  This Note will not be prepayable at the option of the Company.

(b)

Method of Payments.

(i)

Except to the extent otherwise provided herein, each payment by the Company of principal and interest owing under this Note shall be made in dollars in immediately available funds, without deduction, set-off or counterclaim, not later than 2:00 p.m. New York City Time on the date on which such payment shall become due by wire transfer to such account(s) as the Holder may notify the Company in writing.

(ii)

Notwithstanding anything to the contrary contained herein, if any due date under this Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

4.

Notice of Defaults.  Promptly upon (but in no event later than three (3) Business Days after) the occurrence thereof, the Company will provide the Holder written notice of the occurrence of (i) any Event of Default hereunder or (ii) any event or circumstance which, with the giving of notice, passage of time, or both, will constitute an Event of Default.

5.

Events of Default and Right to Cure.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)

Failure to Pay Principal or Interest. The Company fails to make a payment, when due, of any principal or interest due on this Note and, in the case of interest, such default continues for a period of ten (10) days.

(b)

Breach of Covenants or Agreements. Any material breach by the Company of any provision this Note, and such default continues for a period of ten (10) days.

(c)

Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

(d)

Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

6.

Rights of Holder upon Default.  If any Event of Default occurs, the Holder, by written notice to the Company with respect to the Event of Default specified in Section 5(a) or Section 5(b) and without any notice with respect to the Event of Default specified in Section 5(c) or Section 5(d), may:

(a)

declare the entire unpaid principal of the Note and accrued interest thereon due and payable and such principal and accrued interest shall thereupon become due and payable without presentment, notice, protest or demand of any kind (all of which are expressly waived by the Company); and

(b)

take all actions available to them, at law or in equity, to collect or otherwise enforce the Note.

7.

Redemption.  (a)  In the event of a Change of Control, the Holder of this Note may demand, at its option, that the Company redeem the Note in full for the Note Payment Amount outstanding on the date of such Change of Control.

(b)

In the event of a Termination Event, after January 31, 2013, the Holder may require, at its option, that the Company redeem the Note in full for the Note Payment Amount (as of such date).

(c)

Any redemption payment pursuant to paragraph (a) or (b) above shall be made within five Business Days of a written notice from the Holder demanding redemption, in each case against delivery of this Note.

8.

Conversion.

(a)

Optional Conversion.  Subject to the terms and conditions of this Section 8, upon the later of (x) the first anniversary hereof and (y) the earlier of the occurrence of a Termination Event or the closing of the transactions contemplated by the Transaction Agreement (if notice of exercise of the right to convert is given not less than one Business Day before such closing), the Holder shall have the right, at any time and from time to time, at the Holder’s option, to convert all of this Note into a number of Class A Units of the Company equal to the Note Payment Amount (as of the date of such conversion) divided by the Conversion Price.

(b)

Termination of Optional Conversion.  Unless the Holder has exercised its right under Section 8(a) immediately prior to the earlier of (i) the closing of the transactions contemplated by the Transaction Agreement (unless notice of exercise of the right to convert has been given in accordance with Section 8(a)) or (ii) the closing of an Initial Public Offering, then the right to convert set forth in this Section 8 shall irrevocably terminate and the Company shall have, for a period of ten (10) Business Days following the date of such closing, the right to redeem, in its sole discretion, the Note at a price equal to the Principal Amount plus any accrued interest on the Note incurred up and until the date of such redemption; provided, in each case, that if the Holder did not have the right to exercise such conversion as a result of the operation of clause (x) of Section 8(a), then the “closing” of transactions described in clauses (i) and (ii) above shall be deemed replaced by “the fifth Business Day following the first anniversary hereof.”

(c)

Conversion Price.  The initial conversion price (as adjusted from time to time, the “Conversion Price”) shall be $272.87.

(d)

Adjustment of Conversion Prices Upon Issuance of Additional Common Units.  In the event that after the Original Issue Date the Company shall issue Additional Common Units for a consideration per Unit (determined pursuant to Section 8(f)) less than the Conversion Price in effect immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per Unit (determined pursuant to Section 8(f)) received by the Company for the issue of such Additional Common Units.

(e)

Deemed Issue of Additional Common Units.  In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then, if the Common Units issuable upon exercise and conversion thereof would constitute Additional Common Units, the Common Units issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Units issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that, with respect to the Conversion Price, Additional Common Units shall not be deemed to have been issued unless the consideration per Common Unit (determined pursuant to Section 8(f) hereof) of such Additional Common Units would be less than the Conversion Price immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Common Units are deemed to be issued:

(i)

no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Units upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Common Units issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Common Units, the only Additional Common Units issued were Common Units, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)

in the case of Options for Convertible Securities, the only Additional Common Units issued were the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Common Units deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(iv)

no readjustment pursuant to Section 8(e)(ii) or Section 8(e)(iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price existing immediately prior to the original adjustment with respect to the issuance of such Options or  Convertible Securities, as adjusted for any Additional Common Units issued (or pursuant to Section 8(e), deemed to be issued) between such original adjustment date and such readjustment date.

(f)

Determination of Consideration.  For purposes of this Section 8, the consideration received by the Company for the issue of any Additional Common Units shall be computed as follows:

(i)

Cash and Property.  Except as provided in clause (ii) below, such consideration shall:

(A)

insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company in United States dollars;

(B)

insofar as it consists of property other than cash, be computed at the Fair Market Value thereof at the time of such issue; and

(C)

in the event Additional Common Units are issued together with other Units or securities or other assets of the Company for consideration which covers both, the proportion of such consideration so received with respect to such Additional Common Units, be computed as provided in clauses (A) and (B) above.

(ii)

Options and Convertible Securities.  The consideration per Unit received by the Company for Additional Common Units deemed to have been issued pursuant to Section 8(e), relating to Options and Convertible Securities, shall be determined by dividing

(x)

the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by;

(y)

the maximum number of Common Units (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(g)

Adjustments for Dividends, Subdivisions, Combinations or Consolidations of Common Units.  In the event the outstanding Common Units shall be subdivided (by dividend, split, or otherwise), into a greater number of Common Units, the Conversion Price shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding Common Units shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Units, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(h)

Adjustments for Distributions.  In the event the Company at any time or from time to time makes, or sets a record date for the determination of holders of Common Units entitled to receive, any distribution payable in cash, property, or securities of the Company other than Common Units (a “Distribution”), then in each such event provision shall be made so that the Holder shall receive upon conversion of this Note, in addition to the number of Class A Units receivable thereupon pursuant to the other provisions of this Section 8, an additional number of Class A Units determined based on the following formula (rounded upwards to the nearest whole number of Units):

Additional Number of Class A Units =	Hypothetical Distribution
Common Unit Value

The “Hypothetical Distribution” with respect to any Distribution means the hypothetical amount the Holder would have received if this Note had been converted into Class A Units immediately prior to such Distribution (“Hypothetical Conversion”) and the Company had distributed to the Holder the same amount per Unit as it actually distributed pursuant to such Distribution (taking into account, for the avoidance of doubt, any such Additional Class A Units the Holder would receive upon the Hypothetical Conversion in respect of any prior Distribution).  Insofar as a Distribution consists of property other than cash, the amount of such Distribution shall be the Fair Market Value thereof at the time of such Distribution.  The Common Unit Value shall equal the aggregate Fair Market Value of Common Units outstanding immediately prior to such Distribution divided by the number of Common Units outstanding immediately prior to such Distribution.  Notwithstanding the foregoing, adjustment pursuant to this Section 8(h) shall not apply to the first $37,900,000 of cash distributions made by the Company on or after September 22, 2008.

(i)

 Adjustments for Repurchases of Common Units.  In the event that on or after September 22, 2008, the Company shall repurchase Common Units from any Person (other than Common Units not exceeding 10,000 in the aggregate from a former employee of the Company) for a consideration per Unit (determined pursuant to Section 8(f)) greater than the Fair Market Value of such Unit at the time of such repurchase, then, concurrently with such issue, provision shall be made so that the Holder shall receive upon conversion of this Note, in addition to the number of Class A Units receivable thereupon pursuant to the other provisions of this Section 8, an additional amount of Class A Units determined on the basis of Section 8(h) as if the Hypothetical Distribution thereunder was equal to the excess of consideration per Common Unit paid in such repurchase over the Fair Market Value of such Unit.  If the Company has given the Holder 30 days advance written notice of the proposed repurchase and the proposed consideration and the Holder has not objected to such proposed consideration, then such proposed consideration shall be deemed to equal Fair Market Value for purposes of this Section 8(i).

(j)

Adjustments for Reclassification, Exchange and Substitution.  If the Common Units issuable upon conversion of the Note shall be changed into the same or a different number of Units of any other class or classes of units or other securities or property, whether by merger, consolidation, statutory share exchange, recapitalization, capital reorganization, reclassification or otherwise (other than a subdivision or combination of Units provided for above), then and in each such event the Holder shall have the right thereafter to convert the Note into the kind and amount of units and other securities and property receivable upon such merger, consolidation, statutory share exchange, recapitalization, reorganization or reclassification or other change by the holders of Common Units that would have been subject to receipt by the Holder upon conversion of the Note immediately before that change, all subject to further adjustment as provided herein.

(k)

Conversion Procedure.

(i)

 In order to exercise the conversion privilege, the Holder of the Note to be converted shall surrender the Note, with a written notice to the Company that such Holder elects to exercise its conversion privilege.  The date of receipt of the Note by the Company or the conversion pursuant to Section 8(b) shall be the conversion date (the “Conversion Date”).

(ii)

As promptly as practicable (but no later than five Business Days) after the Conversion Date, the Company shall issue and shall deliver to such Holder a certificate or certificates for the whole number of Class A Units of the Company issuable upon the conversion of the Note in accordance with the provisions of this Section 8 (or other evidence of the issuance thereof).

(iii)

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Note to be converted shall have been surrendered,

and the person in whose name or names any certificate or certificates for Class A Units shall be issuable upon such conversion shall be deemed to have become the holder of record of the Class A Units represented thereby on such date and such conversion shall be into a number of Class A Units resulting from applying the Conversion Price in effect at such time on such date.  All Class A Units delivered upon conversion of this Note will upon delivery be duly and validly issued and fully paid and non-assessable, free and clear of all Liens and charges and not subject to any preemptive rights.  Upon the surrender of the Note for conversion, the Note shall no longer be deemed to be outstanding and all rights of the Holder with respect to the Note so converted including the rights, if any, to receive interest, notices and consent rights shall immediately terminate on the Conversion Date except the right to receive the Class A Units.  The Note so converted shall be retired and cancelled.

(iv)

The Company covenants that it will at all times during which the Note shall be outstanding reserve and keep available, such number of its authorized but unissued Class A Units as shall from time to time be required for the purpose of effecting conversion of this Note.

(v)

Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Note, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

(vi)

The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Class A Units on conversion of the Note pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Class A Units in a name other than that of the Holder and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(vii)

All calculations under this Section 8 shall be made to the nearest four decimal points.

(viii)

No fractional units shall be issued upon conversion of the Note.  In lieu of any fractional units to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.

(ix)

Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of the Holder, furnish or cause to be furnished to the Holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of Class A Units which then would be received upon the conversion of the Note.  Despite such adjustment or readjustment, the form of the Note, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Note, which shall control.

(x)

The Company will not, by amendment of the LLC Agreement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue of sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment to the extent required hereunder. Any successor entity to the Company, whether by means of merger, purchase or operation of law, shall, and the Company shall cause such successor to, be bound by all of the terms and provisions of this Note, including but not limited to the provisions of this Section 8.

9.

Transfer.  This Note may be transferred by the Holder in whole but not in part; provided that the transferring Holder (i) shall comply with the right of first refusal provisions set forth in Section 7.3 of the LLC Agreement and (ii) shall comply with restrictions on transfer to a foreign person set forth in Section 7.1 of the LLC Agreement (in each case applied on an as-converted basis).

10.

Board; LLC Rights.  Prior to the Termination Event, the Holder shall be entitled to appoint one non-voting observer to the Company’s Board of Directors.  After the Termination Event, the Holder shall be entitled to appoint one director to the Company’s Board of Directors who shall be entitled to cast two (2) votes; provided that if an Event of Default is in effect, such director shall be entitled to cast twice the number of votes to which it is otherwise entitled.  The Holder shall have the same right of first offer, registration rights and information rights pursuant to the LLC Agreement as are now or hereinafter in effect as if this Note had been converted into Class A Units at such time.

11.

Subordination; Pre-payment.  The Holder agrees that the payment in cash of the Principal Amount of and interest on this Note by the Company shall be subordinated, and junior in right of payment, to the prior payment in full of all of the Company’s existing and future indebtedness. The Holder hereby agrees to the subordination provisions set forth on Exhibit A hereto (and any other subordination provisions which may be reasonably requested by any existing holder of indebtedness of the Company which are no more adverse to the Holder than the terms and conditions hereof).  If in connection with any potential future indebtedness which the Company wishes to incur the Holder does not execute any subordination provisions reasonably requested by the prospective holder of such indebtedness and consistent with the subordination provisions described in the preceding sentence, then the Company shall be permitted to prepay the Note in full by paying the Note Payment Amount to the Holder in cash.  For the avoidance of doubt, nothing in this Note is intended to limit the amount or the terms and conditions of any indebtedness of the Company which may be outstanding from time to time if the Transaction Agreement is terminated.

12.

Waiver and Amendment.  Any provision of this Note (including an Event of Default) may be amended, waived or modified only with the written consent of the Company and the Holder.

13.

Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied (with oral confirmation of receipt), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

if to the Company,

Iridium Holdings LLC

6707 Democracy Blvd, Suite 300

Bethesda, MD  20817

Attention:  John Brunette
Facsimile:  (301) 571-6285

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:  Edward J. Chung, Esq.
Facsimile:  (212) 455-2502

if to the Holder,

Greenhill & Co. Europe Holdings Limited

c/o Greenhill & Co., Inc.

300 Park Avenue

New York, NY 10022

Attention:  Jodi Ganz

Facsimile: (212) 389-1761

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Attention: Leonard Kreynin, Esq.

Facsimile:  (212) 450-3800

14.

Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

15.

No Amendment of LLC Agreement. The LLC Agreement shall not be amended in a manner adverse, directly or indirectly, to the Holder without the prior written consent of the Holder.

16.

No Recourse Against Others  No director, officer, employee, unit holder or affiliate of the Company shall have any liability for any obligations of the Company under this Note.

17.

Invalidity. In the event any one or more of the provisions of the Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of the Note operates or would prospectively operate to invalidate the Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of the Note and the remaining provisions of the Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced and disturbed thereby.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction

18.

Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws rules of such state that would require the application of the laws of a different jurisdiction.

19.

Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

20.

Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

IRIDIUM HOLDINGS LLC.

By:

  /s/ Matthew J. Desch

  Name:

Matthew J. Desch

  Title:

Chief Executive Officer

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